Exhibit 10.2

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made as of July 13, 2022 by and among (i) Innoviva, Inc., a Delaware corporation (“Innoviva”), (ii) Innoviva TRC Holdings LLC, a Delaware limited liability company (“Innoviva Seller”), (iii) Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), (iv) Theravance Respiratory Company, LLC, a Delaware limited liability company (the “Company”), (v) Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance”) and (vi) Theravance Biopharma US Holdings, Inc., a Delaware corporation (“Theravance US Holdings”) and Triple Royalty Sub II LLC, a Delaware limited liability company (“Triple II” and together with Theravance US Holdings, the “Theravance Equity Holders”). Each of the persons and entities referenced in the preceding sentence may be referred to herein collectively as the “parties” and individually as a “party.”

WHEREAS, Innoviva is the indirect record and beneficial owner through its subsidiary, Innoviva Seller, of 750 Class A Units and 750 Class C Units of the Company (the “Innoviva Equity”).

WHEREAS, Theravance is the indirect record and beneficial owner through its subsidiaries, the Theravance Equity Holders, of 2,125 Class B Units and 6,375 Class C Units of the Company (the “Theravance Equity”).

WHEREAS, Innoviva has agreed to cause the Innoviva Seller to sell to the Purchaser, and the Purchaser has agreed to purchase from the Innoviva Seller, the Innoviva Equity pursuant to that certain Equity Purchase Agreement dated as of the date hereof by and among the Innoviva Seller, the Purchaser, and, for purposes of certain provisions therein, Innoviva (the “Innoviva EPA”).

WHEREAS, Theravance has agreed to cause the Theravance Equity Holders to sell to the Purchaser, and the Purchaser has agreed to purchase from Theravance and the Theravance Equity Holders, the Theravance Equity pursuant to that certain Equity Purchase Agreement dated as of the date hereof by and between Theravance and the Purchaser (the “Theravance EPA”).

WHEREAS, to facilitate the sale and effect the transfer of the Innoviva Equity under the Innoviva EPA and the Theravance Equity under the Theravance EPA, the parties hereby enter into this Release Agreement as a condition precedent of the transactions contemplated under the Innoviva EPA and the Theravance EPA.

NOW THEREFORE, in consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Release. Subject to, and effective upon, the closing of the transactions contemplated by the Innoviva EPA and the Theravance EPA (the “Closing”), each of the parties hereto, on behalf of itself and each of its affiliates and subsidiaries (collectively, the “Releasing Parties”), hereby unconditionally and forever releases, waives and discharges all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, whether known or Unknown Claims, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise (collectively, “Causes of Action”) that could have been, or may be, asserted by or on behalf of such Releasing Party against each of the other parties hereto and the affiliates or subsidiaries of each of such other parties and the respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) of such other parties and the affiliates and subsidiaries thereof, together with their respective successors and assigns, each solely in its capacity as such (collectively, the “Released Parties”), that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising prior to the Closing in any way relating to the Company or the business, investing activity or operations thereof or the ownership of the Innoviva Equity or the Theravance Equity (the “Released Claims”). Notwithstanding the foregoing, (1) none of Innoviva, Innoviva Seller, their respective affiliates or subsidiaries and their respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) or the Purchaser, its affiliates or subsidiaries and its current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) (the “Purchaser Released Parties”) shall be released pursuant to this Section 1 from any Cause of Action arising under the express terms of the Innoviva EPA (or any certificate, document or instrument (including this Agreement) delivered thereunder or in connection therewith); and (2) none of Theravance, Theravance Equity Holders, their respective affiliates or subsidiaries and their respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) or the Purchaser Released Parties shall be released pursuant to this Section 1 from any Cause of Action arising under the express terms of the Theravance EPA (or any certificate, document or instrument (including this Agreement) delivered thereunder or in connection therewith).

“Unknown Claims” means claims which the Releasing Parties do not know or suspect to exist in their favor at the time of the release of the Released Parties, including any such claims which, if known by them might have affected their release of the Released Parties, or might have affected their decision(s) with respect to this Agreement. With respect to any and all Released Claims, the Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Releasing Parties waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally, and forever waive, compromise, settle, discharge, extinguish and release fully, finally, and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities. The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of the Agreement of which this release is a part.

2.     Consent. Innoviva and Innoviva Seller hereby expressly agree that, notwithstanding anything to the contrary in the Theravance Respiratory Company, LLC Company Agreement, dated as of May 31, 2014 (the “LLC Agreement”), the Class B Units of the Company will continue to have the rights set forth in Section 5.4(c) of the LLC Agreement notwithstanding the transfer thereof pursuant to the Theravance EPA. Theravance and Theravance Equity Holders hereby expressly consent to, subject to, and effective upon, the Closing, the transfer of the Innoviva Equity to the Purchaser and the distribution of 100% of the investments held by the Company, as set forth on Exhibit A attached hereto, to Innoviva or Innoviva Seller (provided, however, that the cash balance on the Company’s Cash Distribution Report as of July 2022 attached hereto as Exhibit B has remained, and shall remain, unchanged).

3.     Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF” or DocuSign, shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

4.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

5.	Consent to Jurisdiction; Waiver of Jury Trial.

a.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY AGREE THAT A NON-APPEALABLE FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS.

b.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

c.     EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. EACH OF THE PARTIES HERETO REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

6.     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

7.     Amendments or Modifications. This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto; provided that any party may agree with one or more other parties to amend or modify this Agreement by and among themselves so long as such amendment or modification does not affect the rights of any other parties.

8.     Successors; Third Party Beneficiary. This Agreement is intended to bind, and inure to the benefit of, the parties and each of their respective successors, assigns, heirs, executors, administrators and representatives. However, neither this Agreement nor any rights or obligations hereunder may be assigned without the prior written consent of the other parties. All persons and entities that are released pursuant to Section 1 hereof shall be third party beneficiaries of this Agreement with the right to enforce the same as if they were direct parties hereto. Except as provided herein, no person or entity has the right to enforce or shall enjoy the benefit of the terms and provisions of this Agreement.

9.     Remedies; Miscellaneous. It is understood and agreed by each of the parties that any breach of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly it is agreed that, in addition to any other remedies, each person or entity released pursuant to Section 1 of this Agreement shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of posting a bond, for any such breach. Each of the parties acknowledges that it has been represented by counsel (or had the opportunity to be so represented and waived its right to do so) in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived. No party shall have any term or provision construed against such party solely by reason of such party having participated in the drafting of such provision.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date first set forth above.

INNOVIVA, INC.

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

INNOVIVA TRC HOLDINGS LLC

By:	Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By:	RP Management, LLC, its Manager and lawfully appointed attorney

By:	/s/ George Lloyd
Name: George Lloyd
Title: EVP, Investments & General Counsel

THERAVANCE RESPIRATORY COMPANY, LLC

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Release Agreement]

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

Theravance Biopharma US Holdings, Inc.

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

Triple Royalty Sub II LLC

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

[Release Agreement]

Exhibit A

Company Investments

Exhibit B

Company Cash Distribution Report as of July 2022

[See attached.]